Exhibit 99.1

NEW PEOPLES BANKSHARES INC

***NEWS RELEASE***

**FOR IMMEDIATE RELEASE:**
July 28, 2023

**FOR MORE INFORMATION, CONTACT:**
C. Todd Asbury
(276) 873-7000

**NEW PEOPLES BANKSHARES ANNOUNCES SECOND QUARTER RESULTS**

**Honaker, Virginia – July 28, 2023**

**Highlights**

- Net income for the second quarter of 2023 was $1.7 million, or $0.07 per basic and diluted share;
- Net interest margin was 3.71% for the second quarter of 2023 compared to 3.83% for the first quarter of 2023 and 3.50% for the comparable period of 2022;
- Total gross loans increased $24.4 million, or 4.2%, during the six months ended June 30,2023;
- Total deposits increased $15.4 million, or 2.2%, during the six months ended June 30, 2023;
- New Peoples Bank remains well-capitalized. The leverage ratio improved to 11.05%.

Today, New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the holding company for New Peoples Bank, Inc. (the "Bank"), announced second quarter 2023 net income of $1.7 million, or $0.07 per share, as compared to $1.9 million, or $0.08 per share, for the second quarter of 2022, a reduction in earnings of $200,000 or 10.40%. For the six months ended June 30, 2023, net income was $3.7 million or $0.16 per share, compared to $3.8 million, or $0.16 per share in 2022.

C. Todd Asbury, President and CEO of the Company, stated, "We are pleased to report another solid quarter for the Company, as we continue to implement strategies to achieve our overall growth and performance goals. Our loan demand and credit quality have remained strong. Deposit competition remains intense and is expected to continue to exert upward pressure on our cost of funds, which may offset some of the improvements made in the net interest margin during the last half of 2022. Our focus remains on improving operational efficiencies and providing exceptional products and services in order to drive value for our shareholders while continuously improving our risk management framework."

**Revenue**

**Net Interest Income/Net Interest Margin**

Net interest income for the quarter ended June 30, 2023 was $7.0 million compared to $6.8 million for the quarter ended June 30, 2022. The increase was primarily due to improvement in the net interest margin to 3.71% for the second quarter of 2023 compared to 3.50% for the second quarter of 2022 due to the increase in asset yields outpacing increases in funding costs in the rising interest rate environment throughout 2022 and 2023. The loan portfolio was the primary contributor to the improvement in the net interest margin due to the 0.70% increase in the quarterly yield on loans to 5.26%. The yield on overnight funds improved 4.06% to 4.99% for the quarter ended June 30, 2023 and also contributed to the increase in the net interest margin. The loan portfolio and overnight funds contributions offset the 0.79% increase in the cost of funds which rose to 1.12% for the quarter ended June 30, 2023.

Net interest income for the six months ended June 30, 2023 was $14.1 million compared to $13.5 million for the six months ended June 30, 2022. The increase was primarily due to improvement in the net interest margin to 3.77% for the six months ended June 30, 2023 compared to 3.53% for the same period of 2022 due to the increase in asset yields outpacing increases in funding costs in the rising interest rate environment throughout 2022 and 2023.

**Provision for Credit Losses**

The provision for credit losses charged to the income statement for the quarter ended June 30, 2023 was $149,000 compared to $75,000 for the three months ended June 30, 2022

For the six-months ended June 30, 2023, the provision for credit losses was $149,000 compared to $175,000 for the six-months ended June 30, 2022.

**Non-interest Income**

Non-interest income increased $56,000 to $2.4 million for the quarter ended June 30, 2023 from $2.3 million for the comparable quarter in 2022. This increase is due largely to the reduction in certain fee and other income during the second quarter of 2022, resulting from the impact of the cybersecurity incident in June 2022. During the period immediately after the cybersecurity incident, we temporarily stopped assessing overdraft and certain other service charges. Additionally, financial services revenue was impacted as we were limited in executing client transactions, especially new account activity during the disruption. For the three-months ended June 30, 2023, increases to service charges and fee income of $64,000 and financial services revenue of $63,000 were offset by decreases in card processing fees of $85,000 and mortgage income of $34,000, as compared to the three-months ended June 30, 2022.

Non-interest income increased $85,000 to $4.8 million for the six months ended June 30, 2023 from $4.7 million for the comparable period in 2022. The primary drivers of the increase were the sales of the former call center building in Bristol, Virginia and a former branch office in Big Stone Gap, Virginia, which resulted in a combined gain of $130,000, and an increase in brokerage revenue of $84,000. This was offset by decreases in service charge income and card processing fees totaling a combined $129,000 during the period. Service charge income decreased due to changes made in 2022 in assessing certain charges that reduced the number of transactions subject to such fees. Fees from debit card activity declined as customer deposit balances have begun to decline and customer spending habits have begun to normalize. In addition, as discussed previously, certain service fees and other revenues, adversely impacted by the cybersecurity incident in June of 2022, recovered in 2023.

**Non-Interest Expense**

Non-interest expense was $7.0 million for the quarter ended June 30, 2023 compared to $6.7 million for the quarter ended June 30, 2022. The $377,000 increase was impacted by increases in salaries and employee benefits, which increased $270,000, as well as other operating expenses, which increased $147,000. The increase in salaries and employee benefits related to performance raises and benefits enhancements initiated in the first quarter of 2023. The quarter-over-quarter increase in other noninterest expenses was due to increases in deposit insurance premium, professional fees, marketing and business development costs, and data processing and telecommunication costs. These quarter-over-quarter increases were due to a combination of adjustments due to contractual or inflationary factors, along with decisions to increase or incur certain costs as part of our overall strategic plan.

Non-interest expense was $13.9 million for the six months ended June 30, 2023 compared to $13.1 million for the six months ended June 30, 2022. The $806,000 increase was impacted by increases in salaries and employee benefits of $545,000 as well as data processing and telecommunications expenses of $105,000, professional fees of $203,000, and deposit insurance of $73,000. These increases were partially offset by decreases in occupancy expenses of $88,000, and costs associated with other real estate owned, which decreased $129,000 over the comparative six-month period.

**Balance Sheet**

Total assets as of June 30, 2023 were $803.0 million, an increase of $27.6 million, or 3.6%, from $775.4 million as of December 31, 2022. Gross loans increased $24.4 million, or 4.2%, during 2023, due to continuing strong loan demand. Investment securities decreased $3.0 million during 2023 primarily due to a decrease of $1.2 million in the unrealized loss position offset by principal repayments of amortizing investments and the maturity of U.S. government agency securities of $732,000. All of the Company's investments are designated as available-for-sale.

Deposits were $708.1 million as of June 30, 2023 compared to $692.7 million as of December 31, 2022. The increase of $15.4 million, or 2.2%, was due to efforts to attract and retain time deposits, combined with cyclical funds inflows.

As a result of these efforts, total time deposits increased $31.9 million during the first six months of 2023. The increase in time deposits contributed to the increase in our cost of funds, as previously discussed, due to the rising interest rate environment experienced over the past eighteen months. In May 2023, an advance from Federal Home Loan Bank of $10 million was drawn in support of pending loan closings.

**Capital**

During the first six months of 2023 total capital increased $2.9 million to $60.2 million as of June 30, 2023, as the net unrealized loss on available-for-sale investment securities decreased $937,000, which when combined with year-to-date earnings of $3.7 million, more than offset a cash dividend payment of $1.4 million and the repurchase of common stock totaling $101,000. Additionally, the implementation of the current expected credit loss ("CECL") methodology resulted in a one-time net of tax, direct charge to retained earnings of $212,000. Consequently, book value per share increased to $2.53 as of June 30, 2023 compared to $2.40 at December 31, 2022. The Bank remains well capitalized per regulatory guidance.

As previously reported, the Board extended the repurchase of up to 500,000 shares of the Company's common stock through March 31, 2024. As of June 30, 2023, the Company had repurchased 119,229 shares at an average price of $2.29 per share. During the quarter ended June 30, 2023, 25,702 shares were repurchased at an average price of $2.18 per share.

**Asset Quality**

On January 1, 2023, the Company adopted ASU 2016-13, which replaced the incurred loss methodology with the CECL expected loss methodology. The transition adjustment of the adoption of CECL included a decrease of $80,000 to the allowance for credit losses and an increase for the allowance for credit losses on unfunded loan commitments of $348,000. Based on the new methodology, the allowance for credit losses as a percentage of total loans was 1.12% at June 30, 2023 and 1.15% as of December 31, 2022, which was based on the incurred loss model.

Annualized net charge-offs, as a percentage of average loans, was 0.03% during the second quarter of 2023, compared to 0.01% during the first quarter of 2023 and 0.06% in the fourth quarter of 2022. For the first six months of 2023, annualized net charge-offs were 0.02% of average loans, compared to 0.03% for the same period in 2022.

Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $3.1 million at June 30, 2023, a decline of $604,000, or 16.36%, since year-end 2022. Nonperforming assets as a percentage of total assets were 0.39% at June 30, 2023, and 0.47% at December 31, 2022.

Other real estate owned of $261,000 as of June 30, 2023 is unchanged from December 31, 2022. Expenses associated with other real estate owned were $16,000 for the six months ended June 30, 2023, compared to $145,000 during the six months ended June 30, 2022, due to costs associated with sale of other real estate owned during the first six months of 2022. Nonaccrual loans decreased $846,000 to $2.6 million at June 30, 2023 from $3.7 million at December 31, 2022, as we continue to work to reduce nonperforming and under-performing assets.

**About New Peoples Bankshares, Inc.**
New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 18 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at www.npbankshares.com.

*This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:*

*(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.*

## NEW PEOPLES BANKSHARES, INC.

## CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
## FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

| *Dollars in thousands, except per share* | **June 30, 2023** | **June 30, 2022** |
|---|---|---|
| Interest income on loans, including fees | $ 15,258 | $ 13,466 |
| Interest income on investment securities | 1,107 | 917 |
| Interest income and dividends on all other | 1,175 | 234 |
| Total interest and dividend income | 17,540 | 14,617 |
| Interest expense on deposits | 2,791 | 834 |
| Total interest expense | 3,473 | 1,152 |
| Net interest income | 14,067 | 13,465 |
| Provision for credit losses | 149 | 175 |
| Net interest income after provision for credit losses | 13,918 | 13,290 |
| Total non-interest income | 4,802 | 4,717 |
| Total non-interest expenses | 13,903 | 13,097 |
| Income tax expense | 1,073 | 1,066 |
| Net income | 3,744 | 3,844 |
| Basic and diluted income per share* | $ 0.16 | $ 0.16 |
| Return on average shareholders' equity | 12.75% | 12.88% |
| Return on average assets | 0.96% | 0.95% |

* - For 2023, quarterly income per share does not total to year-to-date income per share due to rounding.

## NEW PEOPLES BANKSHARES, INC.
## CONSOLIDATED BALANCE SHEET HIGHLIGHTS
## QUARTERS ENDED JUNE 30, 2023 THROUGH JUNE 30, 2022
(IN THOUSANDS)
(UNAUDITED)

| *Dollars in thousands* | June 30, 2023 | March 31, 2023 | December 31, 2022 | September 30, 2022 | June 30, 2022 |
|---|---|---|---|---|---|
| Total cash and cash equivalents | $ 67,683 | $ 74,333 | $ 61,686 | $ 114,918 | $ 124,051 |
| Investment securities available-for-sale | 93,106 | 96,722 | 96,076 | 98,845 | 100,616 |
| Loans receivable, net of allowance for credit losses | 602,224 | 583,829 | 577,886 | 573,281 | 578,815 |
| Total assets | 802,992 | 793,635 | 775,358 | 828,565 | 847,028 |
| Total deposits | 708,076 | 708,817 | 692,707 | 723,914 | 707,064 |
| Total liabilities | 742,835 | 733,947 | 718,139 | 773,335 | 790,864 |
| Total shareholders' equity | 60,157 | 59,688 | 57,219 | 55,230 | 56,164 |

## NEW PEOPLES BANKSHARES, INC.
## CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
## FOR THE THREE MONTHS ENDED JUNE 30, 2023 THROUGH JUNE 30, 2022
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

| *Dollars in thousands, except per share* | June 30, 2023 | March 31, 2023 | December 31, 2022 | September 30, 2022 | June 30, 2022 |
|---|---|---|---|---|---|
| Interest income on loans, including fees | $7,876 | $ 7,382 | $ 7,263 | $ 7,010 | $ 6,792 |
| Interest income on investment securities | 547 | 560 | 561 | 505 | 482 |
| Interest income and dividends on all other | 587 | 580 | 839 | 595 | 186 |
| Total interest and dividend income | 9,018 | 8,522 | 8,663 | 8,110 | 7,460 |
| Interest expense on deposits | 1,645 | 1,146 | 623 | 418 | 404 |
| Total interest expense | 2,018 | 1,454 | 1,042 | 910 | 616 |
| Net interest income | 7,000 | 7,068 | 7,621 | 7,200 | 6,844 |
| Provision for credit losses | 149 | - | 225 | 225 | 75 |
| Net interest income after provision for credit losses | 6,851 | 7,068 | 7,396 | 6,975 | 6,769 |
| Total non-interest income | 2,404 | 2,399 | 2,333 | 2,189 | 2,348 |
| Total non-interest expenses | 7,035 | 6,870 | 6,823 | 6,599 | 6,658 |
| Income tax expense | 497 | 576 | 654 | 579 | 536 |
| Net income | $ 1,723 | $ 2,021 | $ 2,252 | $ 1,986 | $ 1,923 |
| Basic and diluted income per share* | $ 0.07 | $ 0.08 | $ 0.09 | $ 0.08 | $ 0.08 |

* - For 2023, quarterly income per share does not total to year-to-date income per share due to rounding.

**NEW PEOPLES BANKSHARES, INC.**
**KEY PERFORMANCE AND CAPITAL RATIOS**
(UNAUDITED)

| | For the three-months ended | | | | |
|---|---|---|---|---|---|
| | June 30, 2023 | March 31, 2023 | December 31, 2022 | September 31, 2022 | June 30, 2022 |
| **Key Performance Ratios** | | | | | |
| Earning assets yield | 4.78% | 4.62% | 4.39% | 3.99% | 3.82% |
| Cost of interest-bearing liabilities | 1.70% | 1.27% | 0.84% | 0.70% | 0.51% |
| Cost of funds | 1.12% | 0.83% | 0.55% | 0.46% | 0.33% |
| Net interest margin | 3.71% | 3.83% | 3.86% | 3.55% | 3.50% |
| | | | | | |
| Return on average shareholders' equity | 11.62% | 13.90% | 16.25% | 13.70% | 13.45% |
| Return on average assets | 0.88% | 1.05% | 1.10% | 0.94% | 0.94% |
| Efficiency ratio[#] | 74.80% | 72.56% | 68.51% | 70.25% | 72.40% |
| Loan to deposit ratio | 86.01% | 83.31% | 84.40% | 80.10% | 82.83% |
| | | | | | |
| **Asset Quality** | | | | | |
| Allowance for credit loss to total loans | 1.12% | 1.13% | 1.15% | 1.14% | 1.16% |
| Net charge-offs to average loans, annualized | 0.03% | 0.01% | 0.06% | 0.30% | 0.01% |
| Nonaccrual loans to total loans | 0.42% | 0.48% | 0.58% | 0.64% | 0.62% |
| Nonperforming assets to total assets | 0.39% | 0.39% | 0.47% | 0.49% | 0.47% |
| | | | | | |
| **Capital Ratios (Bank Only)** | | | | | |
| Tier 1 leverage | 11.04% | 10.98% | 10.40% | 9.86% | 9.88% |
| Tier 1 risk-based capital | 15.36% | 15.35% | 15.31% | 15.16% | 14.97% |
| Total risk-based capital | 16.59% | 16.58% | 16.50% | 16.35% | 16.21% |
| Total common equity tier 1 capital | 15.36% | 15.35% | 15.31% | 15.16% | 14.97% |

[#] - The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently.